Exhibit 99.1

For Immediate Release

J.L. HALSEY ACQUIRES CLICKTRACKS AND HOT BANANA

Now With More Than 13,000 Clients, Addition of Web Analytics and Web Content Management
Companies Positions J.L. Halsey as a Leading Provider of
eMarketing Solutions to Mid-Size Businesses

WILMINGTON, Del. (Aug. 21, 2006) - J.L. Halsey Corporation (OTCBB:JLHY) announced today that it has acquired Web analytics leader ClickTracks Analytics, Inc. (www.clicktracks.com), of Santa Cruz, Calif., and emarketing Web content management company Hot Banana Software Inc. (www.hotbanana.com), of Ontario, Canada. With more than 13,000 clients now, these acquisitions make J.L. Halsey one of the largest providers of marketing technology solutions to mid-market businesses. To finance these acquisitions, the Company closed a $10 million subordinated bridge loan.

The acquisitions of ClickTracks and Hot Banana are significant steps in the strategy of J.L. Halsey – to become the leading provider of software solutions for digital marketers at mid-size businesses. The company is building on its existing portfolio of email marketing solutions, with an eye toward providing the key technologies that mid-size marketers need to produce greater return on investment from online marketing budgets. The company acquired email marketing leaders Lyris Technologies (www.lyris.com) and EmailLabs (www.emaillabs.com) in May and October 2005 respectively.

“J.L. Halsey is acquiring award-winning, innovative companies that specialize in sophisticated, but highly-usable marketing tools for mid-sized businesses,” said David Burt, CEO, J.L. Halsey. “The acquisitions of ClickTracks and Hot Banana further our goal of providing a complete emarketing toolset that directly increases the effectiveness and ROI of organizations’ emarketing spends. At the same time, by adding Web analytics and Web content management solutions we are extending our commitment to bringing distinct, best-of-breed marketing technologies under one roof for the benefit of the marketing community.”

ClickTracks and Hot Banana Acquisition Terms

At the closing of the ClickTracks acquisition, Halsey paid the security holders of ClickTracks approximately $7.6 million in cash, issued to the security holders of ClickTracks who are “accredited investors” approximately $2.9 million worth of Halsey common stock (valued at a 30-day trailing average of Halsey’s closing sale prices), agreed to pay to the security holders of ClickTracks who are not “accredited investors” a total of approximately $100,000 in cash, and agreed, in the event that certain milestones are reached over the next two years, to pay the owners of ClickTracks an additional $3,300,000 in earn-out payments. An additional $510,000 will be paid subject to working capital adjustments.

At the closing of the Hot Banana acquisition, Halsey paid the owners of Hot Banana approximately 1.9 million Canadian dollars in cash and will make installments totaling up to approximately 750,000 Canadian dollars if Hot Banana achieves specified revenue and technology integration targets in the first and second year following the closing. An additional 500,000 Canadian dollars will be paid subject to working capital and other adjustments.

ClickTracks – Innovative, Award-Winning Web Analytics Provider

Founded in 1997 and privately-held, ClickTracks is a leading Web analytics provider that enables marketers to understand how visitors behave and interact with their Web sites. ClickTracks offers its solutions as both hosted (software as a service) and installed software. Highly intuitive, the ClickTracks application provides insightful analysis of Web sites and shows campaigns, site navigation patterns, pay-per-click (PPC), search engine optimization (SEO) and return on investment (ROI) statistics instantly.

ClickTracks was voted “Best Web Site Analysis Tool” in ClickZ’s 2003, 2004 and 2005 Marketing Excellence Awards, and received a Computerworld Innovative Technology award in the Web site management category. ClickTracks has reported two consecutive record quarters for revenue in 2006.

“We are proud that ClickTrack’s innovations are making analytics easy to use and meaningful for mid-size digital marketers,” said John Marshall, ClickTracks founder and CEO. “We are excited to be joining forces with J.L. Halsey to create the leading developer of sophisticated, but highly usable tools for emarketers. Halsey shares our view in the value of continuing to invest in developing even better and easier-to-use tools for emarketers.”

Hot Banana – Innovative, Award-Winning Marketing Web Content Management Solutions

Founded in 1999, Hot Banana, a privately-held company located in Barrie (near Toronto), Ontario, Canada, offers an easy-to-use, search engine friendly, Web content management and active marketing solution that enables marketers at more than 200 companies worldwide to create, publish and optimize Web site content. Hot Banana is available directly, or from 21+ Channel Partners Worldwide, either on-demand (software as a service), or installed software. Clients include InsureMe, Algoma Steel, Bell Industries, Parents Action for Children, Archdiocese of New York, Ansell Healthcare Europe and Johns Hopkins University.

In 2004, Hot Banana won the e-Content Institute award for the best Canadian content management system, and in April 2006, was crowned the most innovative content management solution provider at the Gilbane Conference on Content Management Technologies.

“We’ve achieved many firsts in the marketing Web content management sector. By joining forces with Halsey we’re now able to push our innovation and development plans forward even faster. We share a common vision to truly integrate three complementary marketing technologies – Web content management, email marketing and Web Analytics – into one seamless eMarketing platform,” said Krista LaRiviere, CEO, Hot Banana.

A Complementary Lineup

With the addition of ClickTracks and Hot Banana, J.L. Halsey is the only marketing technology company that can offer marketers the choice of hosted and installed software for email marketing, Web analytics and Web content management. This flexibility means that J.L. Halsey can address the needs of marketers who are more comfortable with hosted applications, while continuing to sell to companies who prefer installed software solutions. Email marketing, Web analytics and Web content management are three of the most important and frequently-used tools for digital marketers at mid-sized companies.

All four companies will continue to develop and sell standalone products. In addition, many of the Halsey products will be integrated with each other in the coming 12-18 months. Initial plans include incorporating Hot Banana’s landing page creation and optimization tools within the EmailLabs application. Hot Banana will also integrate the Lyris and EmailLabs email marketing features into the company’s Active Marketing Solution. These integrated technologies will help clients better manage the points of intersection between their Web sites and their email marketing programs, such as site-based opt-in forms and landing pages. Other integrations include incorporating the ClickTracks Web analytics solutions into the Hot Banana Web content management tools and email marketing functionality within ClickTracks analytics’ tools.

ClickTracks and Hot Banana will operate as indirect wholly-owned subsidiaries and will continue to invest in R&D, sales and marketing and enhance their award-winning technologies. No restructuring actions are planned for either company.

Financing

To fund the acquisition of ClickTracks, the company has borrowed $10 million pursuant to a subordinated bridge loan from LDN Stuyvie Partnership, an entity affiliated with William Ty Comfort, the Company’s Chairman of the Board. Together, LDN Stuyvie Partnership and Mr. Comfort own approximately 23% of the common stock of the Company. The bridge loan bears interest at 9.5%. The Company has separately announced a $20 million common stock rights offering at $0.85/share. LDN Stuyvie Partnership has agreed to backstop $10 million of the common stock rights offering. The Bridge Loan from LDN Stuyvie Partnership will be repaid with common stock and/or cash from the rights offering.

The closing payments to the owners of Hot Banana were funded in part by drawdowns from Halsey’s existing revolving line of credit with Comerica Bank.

About J.L. Halsey Corporation
J.L. Halsey (OTCBB:JLHY) is a leading eMarketing company that provides technology solutions for marketers at mid-size businesses.  Halsey has more than 13,000 clients. Its wholly owned subsidiaries— Lyris Technologies, EmailLabs, ClickTracks and Hot Banana — provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages, and optimizing sites based on sophisticated, yet easy-to-use Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information on the company and its subsidiaries and brands please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Cautionary Statement
Except for historical information contained herein, the statements in the press release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of the Company are subject to a number of risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the following: Halsey has incurred significant debt to purchase ClickTracks; no information about ClickTracks or Hot Banana has been filed with the Securities and Exchange Commission; there are risks related to ClickTrack’s and Hot Banana’s businesses; and there are substantial risks that the Company will not be successful in integrating these new businesses into its existing portfolio. There can be no assurance that ClickTracks or Hot Banana will achieve the financial and business performance that Halsey anticipated when it agreed to purchase them. GAAP financial statements will be prepared and filed for these acquired entities after closing. Other risks related to Halsey are described in the J.L. Halsey Corporation 10-K report for the year ending June 30, 2005, and other filings with the Securities and Exchange Commission.

Media Contacts:
Loren T. McDonald
Chief Marketing Officer, J.L. Halsey
650/388-3542
loren@emaillabs.com

Ken Greenberg
Edge Communications, Inc.
818/990-5001
ken@edgecommunicationsinc.com

Investor Contacts:
Neal Rosen
Kalt Rosen & Company, LLC
415.397.2686
Rosen@KRC-IR.com

Rich McDonald
J.L. Halsey
610 688 3305
Rmcdon8848@earthlink.net